Exhibit 99.1

2U, Inc. Reports First Quarter 2017 Financial Results

•                                          Revenue Growth of 37 Percent, Year Over Year

•                                          Net Loss Margin Improvement of Two Percentage Points, Year Over Year

•                                          Adjusted EBITDA Margin Improvement of One Percentage Point, Year Over Year

•                                          Agreed to Acquire GetSmarter, a Leading Provider of Short Course Certificates

LANHAM, MD, May 4, 2017 — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the first quarter ended March 31, 2017.

First Quarter 2017 Results

•                  Revenue was $64.8 million, an increase of 37 percent from $47.4 million in the first quarter of 2016.

•                  Net loss was $(3.4) million, or $(0.07) per share, compared to $(3.4) million, or $(0.07) per share, in the first quarter of 2016.

•                  Adjusted net income was $0.5 million, or $0.01 per share compared to an adjusted net income of $0.2 million, or $0.00 per share, in the first quarter of 2016.

•                  Adjusted EBITDA was $3.9 million, compared to $2.2 million in the first quarter of 2016.

“We once again produced strong financial performance in the first quarter of 2017, showing significant revenue growth as well as margin improvement in each of our earnings measures,” said Christopher “Chip” Paucek, 2U’s CEO and co-founder. “Our business now has a sizable, and increasing, number of domestic graduate programs operating at positive margins. This enables us to invest in accelerating our program launch cadence to drive future revenue growth while continuing to improve total company margins. Earlier this year, we confirmed our new domestic graduate program launch targets, which would result in more than tripling our total launched DGPs by the end of 2020. As of today, we have slotted 5 of the 13 new DGPs we expect to launch in 2018.”

“We’re also thrilled that we have agreed to acquire GetSmarter, a leader in collaborating with universities to offer premium online short courses to working professionals,” Paucek said. “With clients like MIT, Cambridge and HarvardX, GetSmarter further solidifies our position as the go-to partner for the best brands in higher education.”

Recent Developments

•                  2U agreed to acquire GetSmarter (incorporated as Get Educated International Proprietary Limited) for approximately $103 million in cash plus a potential earn out payment of up to $20 million, subject to the achievement of certain financial milestones in calendar years 2017 and 2018. 2U also agreed to issue $9.4 million of restricted stock unit awards to certain employees and officers of GetSmarter. This transaction is expected to close in the third quarter of 2017. Please refer to the Form 8-K filed with the Securities and Exchange Commission on May 2, 2017 for more detail regarding the acquisition.

•                  2U announced three new DGPs with one new and one existing university partner, for launch in 2018.

•                  The University of Denver for MBA@Denver, a Master of Business Administration degree.

•                  The University of Denver for MSW@Denver, a Master of Social Work degree.

•                  The University of Southern California Division of Biokinesiology and Physical Therapy to offer DPT@USC, a Doctor of Physical Therapy degree. The USC physical therapy program is ranked #1 in the country by U.S. News and World Report.

•                  2U released its 2016 Annual Report and it can be accessed here: https://2u.com/2016-annual-report/

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for second quarter and full year of 2017. Note that this guidance is for 2U only and does not include any expectations for GetSmarter, which 2U has announced its intention to acquire. 2U will update its guidance to include expectations for GetSmarter once the transaction is closed and 2U has made the related filings. 2U expects this transaction to close in the third quarter of 2017.

	2Q 2017	FY 2017
(in millions, except per share amounts)
Revenue	$64.0 - $64.4	$269.4 - $270.9
Net Loss	$(11.4) - $(10.9)	$(26.8) - $(25.0)
Net Loss per Share, Basic and Diluted	$(0.24) - $(0.23)	$(0.56) – $(0.52)
Adjusted Net Loss	$(5.8) - $(5.4)	$(6.2) - $(4.7)
Adjusted Net Loss per Share	$(0.12) -$(0.11)	$(0.13) - $(0.10)
Weighted-Average Shares of Common Stock Outstanding, Basic and Diluted	47.8	48.1
Adjusted EBITDA (Loss)	$(2.1) - $(1.7)	$9.5 – $11.0
Stock-Based Compensation Expense	$5.5 - $5.6	$20.3 - $20.6

2U expects that of the revenue it recognizes in the second half 2017, approximately 47 percent will be recognized in the third quarter. Further, as seen in prior years, the company can experience significant margin variability driven by significant revenue growth combined with cost seasonality. 2U reiterates that for the second half of the year, it expects margin variability as follows:

•                  Net loss margin of between (9)% and (8)%,

•                  Adjusted net income (loss) margin of between (1)% and 0%, and

•                  Adjusted EBITDA margin of between 5% and 6%.

Note that cost seasonality driven by reduced marketing spend during the year-end holiday period generally improves margins in the fourth quarter. Accordingly, second half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s first quarter 2017 financial results conference call
When:	Thursday, May 4, 2017
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and successful outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the Securities and Exchange Commission. In addition, there are significant risks and uncertainties relating to 2U’s proposed acquisition and ownership of GetSmarter, including risks and uncertainties relating to the receipt of required approvals from government and regulatory authorities, the receipt of any required third party consents and the integration of GetSmarter’s operations and the realization of anticipated benefits from the acquisition. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Shirley Chow, 2U, Inc., schow@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$142,889	$168,730
Accounts receivable, net	28,672	7,860
Advances to clients	296	567
Prepaid expenses and other assets	8,855	7,541
Total current assets	180,712	184,698
Property and equipment, net	29,659	15,596
Capitalized technology and content development costs, net	34,263	31,867
Advances to clients, non-current	2,100	2,100
Prepaid expenses, non-current	10,843	7,052
Other non-current assets	3,103	3,007
Total assets	$260,680	$244,320
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,829	$3,729
Accrued compensation and related benefits	8,823	16,491
Accrued expenses and other liabilities	19,468	17,712
Deferred revenue	11,719	3,137
Total current liabilities	50,839	41,069
Non-current lease-related liabilities	13,792	7,620
Other non-current liabilities	305	394
Total liabilities	64,936	49,083
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 47,346,546 shares issued and outstanding as of March 31, 2017; 47,151,635 shares issued and outstanding as of December 31, 2016	47	47
Additional paid-in capital	375,549	371,455
Accumulated deficit	(179,852)	(176,265)
Total stockholders’ equity	195,744	195,237
Total liabilities and stockholders’ equity	$260,680	$244,320

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue	$64,829	$47,444
Costs and expenses:
Servicing and support	10,925	9,512
Technology and content development	9,205	7,275
Program marketing and sales	34,670	23,656
General and administrative	13,664	10,447
Total costs and expenses	68,464	50,890
Loss from operations	(3,635)	(3,446)
Other income (expense):
Interest expense	—	(26)
Interest income	196	92
Total other income (expense)	196	66
Loss before income taxes	(3,439)	(3,380)
Income tax expense	—	—
Net loss	$(3,439)	$(3,380)
Net loss per share, basic and diluted	$(0.07)	$(0.07)
Weighted-average shares of common stock outstanding, basic and diluted	47,237,341	45,953,082

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(3,439)	$(3,380)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,648	2,149
Stock-based compensation expense	3,895	3,544
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(20,812)	(287)
Decrease in advances to clients	271	575
Increase in prepaid expenses and other current assets	(816)	(1,397)
Increase in accounts payable	7,100	1,806
Decrease in accrued compensation and related benefits	(7,668)	(6,459)
Increase in accrued expenses and other liabilities	918	2,299
Increase in deferred revenue	8,582	7,373
Increase in payments to clients	(4,514)	(309)
Decrease in other assets and other liabilities, net	1,236	364
Net cash (used in) provided by operating activities	(11,599)	6,278
Cash flows from investing activities
Purchases of property and equipment	(9,384)	(345)
Capitalized technology and content development cost expenditures	(4,909)	(3,554)
Other	—	(68)
Net cash used in investing activities	(14,293)	(3,967)
Cash flows from financing activities
Proceeds from exercise of stock options	518	1,021
Tax withholding payments associated with settlement of restricted stock units	(467)	(182)
Other	—	(169)
Net cash provided by financing activities	51	670
Net (decrease) increase in cash and cash equivalents	(25,841)	2,981
Cash and cash equivalents, beginning of period	168,730	183,729
Cash and cash equivalents, end of period	$142,889	$186,710

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net income for each of the periods indicated:

	Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share amounts)
Net loss	$(3,439)	$(3,380)
Adjustments:
Stock-based compensation expense	3,895	3,544
Total adjustments	3,895	3,544
Adjusted net income	$456	$164
Net loss per share (1)	$(0.07)	$(0.07)
Weighted-average shares of common stock outstanding, basic (1)	47,237,341	45,953,082
Adjusted net income per share (2)	$0.01	$0.00
Weighted-average shares of common stock outstanding, basic or diluted (2)	51,414,673	*

*                 Not provided.

(1)         The Company computes net loss per share using basic weighted-average shares of common stock outstanding.

(2)         The Company computes adjusted net income per share using diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and uses basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net loss	$(3,439)	$(3,380)
Adjustments:
Interest expense	—	26
Interest income	(196)	(92)
Depreciation and amortization expense	3,648	2,149
Stock-based compensation expense	3,895	3,544
Total adjustments	7,347	5,627
Adjusted EBITDA	$3,908	$2,247

The following table presents (i) a reconciliation of net loss guidance to adjusted net loss guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net loss per share guidance, each at the midpoint of the ranges provided by the company, for each of the periods indicated:

	Three Months Ended June 30, 2017		Year Ended December 31, 2017
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(11,150)	$(0.23)	$(25,900)	$(0.54)
Stock-based compensation expense	5,550	0.11	20,450	0.43
Adjusted net loss	(5,600)	(0.12)	(5,450)	(0.11)
Net interest income (expense)	—	*	—	*
Depreciation and amortization expense	3,700	*	15,700	*
Adjusted EBITDA (loss)	$(1,900)	$ *	$10,250	$ *
Projected weighted-average shares of common stock outstanding, basic and diluted		47,800		48,100

*                                         Not provided.

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended March 31,
	2017	2016
Platform revenue retention rate	131.3%	123.3%
Number of programs included in comparison (1)	17	12

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q2 ’15	Q3 ’15	Q4 ’15	Q1 ’16	Q2 ’16	Q3 ’16	Q4 ’16	Q1 ’17
Full course equivalent enrollments in our clients’ programs	13,557	13,840	16,530	17,709	18,823	19,126	21,686	23,857

Average revenue per full course equivalent enrollment in our clients’ programs	$2,599	$2,680	$2,617	$2,679	$2,609	$2,717	$2,645	$2,717